SEE REVERSE FOR IMPORTANT NOTICE REGARDING OWNERSHIP AND TRANSFER RESTRICTIONS AND CERTAIN OTHER INFORMATION

ZQ

CLPS®

Global IT Services

INCORPORATED UNDER THE LAWS OF THE BRITISH TERRITORY OF THE CAYMAN ISLANDS

COMMON SHARES

CUSIP G31642104

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NONASSESSABLE SHARES OF COMMON SHARES $0.0001 PAR VALUE PER SHARE OF

CLPS INCORPORATION

a corporation organized under the laws of the British Territory of the Cayman Islands

The shares represented by this certificate are transferable only on the stock transfer books of CLPS Incorporation (the "Company") by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation and Bylaws of the Company and any amendments thereto (copies of which are on file with the Corporate Secretary of the Company), to all of which provisions the holder by acceptance hereof, assents. **The shares evidenced by this certificate are not of an insurable type and are not issued by the Federal Deposit Insurance Corporation.**

This certificate is not valid unless countersigned and registered by the transfer agent and registrar.

IN WITNESS WHEREOF, CLPS INCORPORATION has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

CLPS Incorporation COMMON SEAL

CHIEF EXECUTIVE OFFICER

CHIEF FINANCIAL OFFICER

0000001

COUNTERSIGNED AND REGISTERED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
New York, N.Y.
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common
TTEE – trustee under Agreement dated ____________

UNIF GIFT MIN ACT– ____________ Custodian ____________
(Cust) (Minor)
under Uniform Gifts to Minors
Act ____________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ____________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE.

____

____

____ Shares

of the common stock represented by this certificate and do hereby irrevocably constitute and appoint ____

____,

attorney, to transfer the said stock on the books of the within-named corporation with full power of substitution in the premises.

DATED ____________________

____

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED:

____

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.